Exhibit 10.3

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED BY BRADLEY PHARMACEUTICALS, INC.

AMENDMENT, EXTENSION AND NOVATION
OF
CORE DISTRIBUTION AGREEMENT
BY AND BETWEEN
MCKESSON CORPORATION AND BRADLEY PHARMACEUTICALS, INC.

                  This Agreement is entered into on the last date signed below (the “Effective Date”), by and between BRADLEY PHARMACEUTICALS, INC. (“Bradley”) and MCKESSON CORPORATION (“McKesson”).

                  On September 7, 2005, Bradley and McKesson entered into a “Core Distribution Agreement” effective on October 1, 2004, governing McKesson’s distribution of certain pharmaceutical products marketed by Bradley (the “Agreement”).

                  Now Bradley and McKesson desire to amend the Agreement to extend the term thereof, to provide for renewal terms, to modify inventory levels, and to change the fee structure payable by Bradley to McKesson.

                  Bradley and McKesson now agree as follows:

1.        The language of the following sections of the Agreement are hereby deleted in their entirety and replaced with the following:

Section I.a. McKesson agrees to provide the following core distribution services to the extent customarily performed by a full-range pharmaceutical distributor consistent with the then current industry practices (“Core Services”): inventory distribution of Manufacturer’s products to McKesson’s customers upon their orders therefore; 852 data for prescription products including inventory levels on hand and on order in addition to aggregate sales out; perform back-end administrative services to support the distribution of Manufacturer’s products and the maintenance of efficient inventory levels for servicing customers at the ***% service level.

Attachment A

McKesson Core Distribution Agreement Fee
Service Fee Schedule

A Service Fee, as outlined below, will be calculated and paid quarterly based on the total volume of all branded pharmaceutical product purchases by McKesson from Manufacturer during that quarter valued at the Manufacturer’s list price at the time the products were purchased.

McKesson will provide quarterly Service Fee profitability information and invoices, if applicable, to Manufacturer within twenty (20) days of the end of each quarter and Manufacturer shall pay such invoices no later than thirty (30) days after invoice.

Service Fee: *** %

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Service Fee Credits: Manufacturer will receive credit towards Service Fee for the following items:

(a)	Price appreciation on inventory on hand and on order after a Manufacturer pricing action.

(b)	Margin earned on special promotions including buy-ins, off-invoice allowances and other deals. In the event the Manufacture introduces a new Product that is promoted to McKesson’s customers and the margin the Manufacturer offers McKesson as part of the launch of the Product is subsequently passed on to McKesson’s customers that stock the Product ahead of actual demand during the initial new product launch period, such margin will be excluded from the calculation of Service Fee Credits.

In any quarter where Service Fee Credits exceed the Service Fee (“Carryover Credits”), such Carryover Credits will be credited against the Service Fee due in future quarters. McKesson shall provide appropriate documentation to support the calculation of the Service Fee and Service Fee Credits.

Between August 1, 2007 and December 31, 2007, McKesson will use its best efforts to gradually reduce on hand inventory levels on all products as follows:

       (a) ***
       (b) ***

After December 31, 2007, McKesson will use its best efforts to maintain efficient inventory levels to reflect true customer demand.

The benefit provided by Manufacturer, as calculated in accordance with Attachment A, is provided with the understanding that it is McKesson’s responsibility to manage sell side (sales to customer) profitability and Manufacturer is not guaranteeing the economic or other terms governing McKesson’s resale of the Manufacturer’s products to McKesson’s customers.

2.        All capitalized terms used in this Amendment shall have the same meaning as said capitalized terms in the Agreement.

3.        The terms and conditions of the Agreement are renewed and continued in full force and effect except as specifically amended hereby.

Agreed to and signed on the dates below shown.

MCKESSON CORPORATION	BRADLEY PHARMACEUTICALS INC.

BY: /s/ Robert V. James	BY: /s/ Alton Delane
ROBERT V. JAMES, VP, BRAND PHARMACEUTICAL PRODUCT MANAGEMENT	ALTON DELANE, VICE PRESIDENT BUSINESS DEVELOPMENT
DATE: October 5, 2007	DATE: October 5, 2007